FORM OF ASSIGNMENT AND ASSUMPTION OF
AGREEMENT OF PURCHASE AND SALE

This Assignment and Assumption of Agreement for Purchase and Sale of Interests (“Assignment”) is dated as of January 11, 2007 between Lightstone Value Plus Real Estate Investment Trust, Inc., a Maryland corporation ("Assignor"), and The Lightstone Group, LLC, a New Jersey limited liability company (“Assignee”).

WHEREAS, as of January 11, 2007, Sealy SHV/NO, L.P., Sealy Ohio, L.P., Sealy Alamo Buildings, L.P., Sealy FRLA SBC, L.L.C., Sealy FRLA I, L.L.C., Sealy FRLA II, L.L.C., Sealy FRLA Office, L.L.C. and Sealy BR4, L.P., collectively, as seller, and Assignor, as purchaser, entered into that certain Purchase and Sale Agreement (together with all amendments thereto, the “Agreement”) for the sale and purchase of certain properties as more particularly described in the Agreement;

WHEREAS, Assignor desires to assign all of its right, title and interest under the Agreement to purchase the real properties listed on Schedule A attached hereto and made a part hereof (the “Assigned Properties”) to Assignee.

NOW THEREFORE, in consideration of Ten ($10.00) Dollars in hand paid by Assignee, the receipt and adequacy of which are hereby conclusively acknowledged, Assignor does hereby assign, transfer and set over to Assignee, all of Assignor’s right, title, and interest in and to the right to purchase the Assigned Properties pursuant to the Agreement.

TO HAVE AND TO HOLD, the same unto Assignee, its successors and assigns, from and after the date hereof.

Assignee hereby assumes the performance of all terms, covenants, and conditions under the Agreement solely with respect to the Assigned Properties on Assignor’s part to be performed thereunder from and after the date hereof and will perform all of the terms, conditions, and covenants of such Agreement solely with respect to the Assigned Properties from and after the date hereof, all with the same force and effect as though the Assignee had signed such Agreement as a party named therein.

This Assignment is made without warranty or representation, express or implied, by or recourse against Assignor of any kind or nature whatsoever.

This Assignment may be executed in multiple counterparts, each of which shall constitute an original, and all of which taken together shall constitute but one agreement.

IN WITNESS WHEREOF, the Assignor and Assignee have duly executed this Assignment by their respective duly authorized representatives as of the day first above written.

ASSIGNOR

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

By:
Name:
Title:

ASSIGNEE

THE LIGHTSTONE GROUP, LLC

By:
Name:
Title:

2

Schedule A

1.	1700 Grandstand Drive, San Antonio, TX

2.	5405 Bandera Road, San Antonio, TX

3.	115 Canvasback Drive, New Orleans, LA

4.	110 Widgeon, New Orleans, LA

5.	125 James Drive West, New Orleans, LA

6.	150 James Drive West, New Orleans, LA

7.	125 Mallard Street, New Orleans, LA

8.	6735 Exchequer Dr., Baton Rouge, LA

9.	11955 - 11965 Lakeland Park, Baton Rouge, LA

10.	7699 W. Bert Kouns, Shreveport, LA

11.	2675 Valley View, Shreveport, LA

12.	2533 Bert Kouns, Shreveport, LA

13.	2160 McGaw Rd., Columbus, OH

14.	2140 McGaw Rd., Columbus, OH

15.	5160 Blazer Parkway, Columbus, OH

Aggregate Allocated Purchase Price: $68,700,000